Exhibit 23.2

Consent of Independent Auditor

Minerva Surgical, Inc.

Santa Clara, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 22, 2021, relating to the abbreviated financial statements of the Intrauterine Health products business of Boston Scientific Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

September 27, 2021